UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2010

GTC BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-21794	04-3186494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 CROSSING BOULEVARD

FRAMINGHAM, MASSACHUSETTS 01702

(Address of Principal Executive Offices) (Zip Code)

(508) 620-9700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On July 15, 2010, we entered into an agreement with Lundbeck, Inc. that terminates our Acquisition, Licensing, Development and Supply Agreement dated June 22, 2008 by and among us, ATIII LLC, and Lundbeck, Inc. (f/k/a Ovation Pharmaceuticals, Inc.). As part of the termination agreement, we reacquired from Lundbeck the U.S. commercialization rights for ATryn®, our recombinant form of human antithrombin. We also agreed to purchase all of Lundbeck’s ATryn® inventory for a purchase price of $400,000 and agreed to pay Lundbeck a royalty on net sales beginning in two years, with a predefined cumulative maximum.

In connection with the termination agreement, we also will pay Lundbeck to perform certain services on our behalf for a transition period of up to six months to ensure that ATryn® will continue to be available to physicians and their patients in an uninterrupted fashion as commercialization responsibilities are transitioned to us from Lundbeck.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTC BIOTHERAPEUTICS, INC.

Dated: July 21, 2010	By:	/s/ Kristie A. Bolieau
Kristie A. Bolieau
Principal Accounting Officer